_______________________________________________________________________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ________________________

                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 12, 2004

                            ________________________


                            SCOTTISH RE GROUP LIMITED
             (Exact name of registrant as specified in its charter)

                           ________________________


       Cayman Islands                  001-16855                98-0362785
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                    Identification No.)


               P.O. Box HM 2939
Crown House, Third Floor, 4 Par-la-Ville Road
                Hamilton HM12
                   Bermuda                                           N/A
   (Address of Principal Executive Offices)                      (Zip Code)

                                 (441) 295-4451
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

          On January 12, 2005, Stingray Pass-Through Trust ("Pass-Through Trust") issued $325 million in aggregate principal amount of 5.902% collateral facility securities (the "Pass-Through Certificates") in a private transaction. On the same date, Pass-Through Trust used the proceeds of this issuance to purchase an aggregate principal amount of $325 million of 5.902% investor certificates (the "Investor Certificates") from Stingray Investor Trust ("Investor Trust"). Investor Trust used the proceeds of this issuance to purchase a portfolio of high-grade commercial paper notes. Under a Put Agreement between Investor Trust and Scottish Annuity & Life Insurance Company (Cayman) Ltd. ("SALIC"), the Investor Trust agrees to purchase at a pre-determined price Funding Agreements issued by SALIC, up to any amount such that the aggregate face amount of Funding Agreements outstanding at any time does not exceed $325,001,000, in exchange for a portfolio of highly rated 30-day commercial paper. In consideration for the Investor Trust's agreement to purchase Funding Agreements, SALIC will pay the Investor Trust a Put Premium on a monthly payment date. Although SALIC participated in the transactions leading to the establishment of the Pass-Through Trust and the Investor Trust, the trusts are independent entities and are not owned, controlled or managed by SALIC. SALIC is a direct wholly-owned subsidiary of Scottish Re Group Limited. The Pass-Through Certificates are direct financial obligations of the Pass-Through Trust, the Investor Certificates are direct financial obligations of the Investor Trust, and the Funding Agreements are a direct financial obligation of SALIC.

          The Pass-Through Trust expects to pay income distributions on the Pass-Through Certificates on the 12th day of each month, commencing February 14, 2005, at a rate per annum equal to 5.902%. The Pass-Through Trust expects to repay the stated amount of the Pass-Through Certificates on January 12, 2015. The Pass-Through Certificates are not subject to redemption prior to the scheduled maturity date other than as a result of certain tax events. The Investor Trust expects to pay income distributions on the Investor Certificates on the 12th day of each month, commencing February 14, 2005, at a rate per annum equal to 5.902%. The Investor Certificates are not subject to redemption prior to the scheduled maturity date other than as a result of certain tax events. The Investor Trust expects to repay the stated amount of the Investor Certificates on January 12, 2015. SALIC expects to pay interest on the Funding Agreements on the 11th day of each month, commencing February 11, 2005 (which is one business day immediately preceding each distribution date on the Pass-Through Certificates and the Investor Trust Certificates), at a rate equal to the 30-Day CP Index Rate for the related accrual period plus 1.477%. SALIC has the right to redeem the Funding Agreements on any payment date selected by SALIC upon not less than 35 nor more than 65 days' prior notice. The Funding Agreements are unsecured obligations of SALIC and will mature in 2015.


Item 9.01. Financial Statements and Exhibits.


(c) Exhibits


99.1   Press Release issued by Scottish Re Group Limited on January 12, 2005.





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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                    SCOTTISH RE GROUP LIMITED


                                    By:   /s/ Elizabeth Murphy
                                          ----------------------
                                          Elizabeth A. Murphy
                                          Chief Financial Officer



Dated:  January 18, 2005









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                                INDEX TO EXHIBITS

Number           Description
------           -----------
99.1             Press Release issued by Scottish Re Group Limited on
                 January 12, 2005.














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